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                                                                   EXHIBIT 10.13

                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

         THIS CONFIDENTIALITY AND NONCOMPETITION AGREEMENT (the "Agreement") is made as of September 5, 1997, by and between Cathy Smith ("Employee") and Denali Holdings, Inc., a Texas corporation and its affiliates as hereinafter defined (collectively referred to as the "Company").

                              W I T N E S S E T H:

         WHEREAS, Denali Holdings, Inc. is the parent of a consolidated group of corporations including 3DM, Inc., Containment Solutions, Inc., Fluid Containment, Inc., Hoover Containment, Inc., Specialty Solutions, Inc., Ershigs, Inc., and Fluid Containment Property, Inc., each of which maintains its own trade secrets and confidential information as hereinafter described and each of which are an integral part of the business of the consolidated group as hereinafter described, and, accordingly, each of which, together with any other entities hereinafter created or acquired as a part of the consolidated group shall be jointly referred to as the "Company"; and

         WHEREAS, Employee is an executive officer of the Company; and

         WHEREAS, because of, among other matters, Employee's intimate knowledge of the business of the Company and their respective Trade Secrets and Confidential Information, and her reputation and relationships with, among others, the clients, customers, subcontractors, suppliers, employees and other agents of the Company, Employee and the Company recognize and acknowledge (i) the detrimental effect on the business and the substantially decreased value of the Company and the business which would result if Employee were to disclose or use any of the Company's trade secrets or confidential information or to enter into competition with the business within a reasonable period of time after Employees' termination of service with the Company and (ii) that the agreements and covenants in this Agreement are essential to protect the business of the Company and (iii) that Employee is receiving compensation commensurate with a position of executive responsibility to the Company.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein and in consideration of the employment of Employee by Company, Company and Employee agree as follows:

         1. Employee agrees and acknowledges that she is intimately familiar with the business of the Company, including without limitation, its Trade Secrets and Confidential Information. As used herein. "Trade Secrets and Confidential Information" includes without limitation the following: its plans, strategies, costs, prices, sources of supply, customers and customer information, formulas, methods, processes, computer software, products and product manufacturing techniques, financial information, blueprints, technical data, and the like which are not generally made available. Employee shall maintain all such Trade Secrets and Confidential Information in strict confidence and shall not use or disclose any of same except to the extent reasonably necessary for Employee to perform her employment obligations to the Company.
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         2.      Employee agrees that commencing on the date of this Agreement and continuing for a period of one year from termination of employment, Employee will not directly or indirectly engage in any Competitive Activities (as hereinafter defined). The term "Competitive Activities" as used herein shall mean:

                 (a) directly or indirectly engaging in, continuing in or carrying on the business or operations previously conducted by Company (including without limitation the business of providing economically and environmentally better solutions for containing, monitoring and separating critical fluids) as of the date of this Agreement (the "Business"), including owning, controlling, participating in, joining, operating, or managing or being a partner, stockholder, member or owner of any business which competes with the Company in the Business;

                 (b) consulting with, advising or assisting in any way, whether or not for consideration, any corporation, partnership, firm or other business organization regarding the Business which at the time of such consultation, advice or assistance is or proposes to become a competitor of the Business, including, but not limited to, advertising or otherwise endorsing the products or services of any such competitor that is competing with the Company; soliciting clients or customers of the Business for services or products competitive with the Business (or persons or entities from which the Company have solicited orders for the sale of any Business service within the three years immediately preceding the date of this Agreement) or otherwise serving as an intermediary for any such competitor for services or products competitive with the Business; loaning money or rendering any other form of financial assistance to any such competitor;

                 (c) inducing or attempting to induce any director, officer, employee, agent, or customer, supplier or lessor of the Company to terminate such position or relationship with the Company or its subsidiaries; or

                 (d) operating any business or offering any goods or services under any name that incorporates the word "Containment" or mark that is similar to any name or mark of the Company, or any variation of the marks;

provided, however, that the term "Competitive Activities" shall not include (i) the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation or (ii) any activities performed by Employee on behalf of the Company. The parties agree that, since the scope of the Business conducted by or through the Company and its affiliates and subsidiaries, is carried out through-out the United States.

         3. If Employee commits a breach, or overtly threatens to commit a breach, of any of the provisions of Paragraphs 1 or 2, Company shall have the right and remedy to have the provisions of Paragraphs 1 or 2 of this Agreement specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and continuing damage to Company, and that the exact amount of which





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would be difficult to ascertain and that in any event money damages will not provide an adequate remedy and Company shall be entitled to injunctive relief restraining any violation of Paragraphs 1 and 2.

         The rights and remedies enumerated above shall be independent, and in addition to, and not in lieu of, any other rights and remedies available to Company, at law or in equity.

         The provisions of this Section 3 will not be subject to arbitration as set forth in Section 13.

         4. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Paragraph 1 upon the courts of any state or foreign jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such states or jurisdictions shall fail to hold such covenants wholly enforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect Company's right to the relief provided above in the courts of any other states or jurisdictions within the geographical scope of such covenants, as to breaches of such covenants as they relate to each state being, for this purpose, severable at Company's sole option into diverse and independent covenants.

         5. If any action, suit or other proceedings at law or in equity is brought to enforce the covenants contained in Paragraphs 1 or 2, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of Company, all expenses (including reasonable attorneys' fees and expenses) of Company, in such action, suit or other proceeding shall (on demand of Company) be paid by Employee; provided, that, if in any such action, suit or proceeding, Employee is the prevailing party, then Company shall, upon demand, pay all expenses (including reasonable attorneys' fees) incurred by Employee in connection therewith.

         6. Employee understands that the foregoing restrictions may limit her ability to engage in a business similar to the Business, but acknowledges that she is receiving sufficiently high benefits from Company to justify such restriction. It is expressly understood and agreed that Employee and Company consider the restrictions contained in this Agreement to be reasonable and necessary for the purposes of preserving and protecting the Trade Secrets and Confidential Information of Company. Based upon the nature of the business in which the Company is engaged, including the geographic scope of its operations and the general nature of the industry, the restrictions placed on Employee as to duration of this Agreement, the geographic scope of the covenants, and the scope of activity restrictions are reasonable and necessary for the purpose of preserving and protecting the Trade Secrets and Confidential Information of Company. The restrictions are drawn as narrowly as possible so as to minimize the burden on Employee while maintaining protection of Company's legitimate interests in trade secrets, good will, reputation and protection of customer base. Employee acknowledges that the restrictions contained in this Agreement are reasonable. Furthermore, Employee represents and warrants that Employee is capable of compliance with the restrictions and that the restrictions will not unreasonably harm or interfere with Employee's ability to earn a living. Nevertheless,





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if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or over broad, as to the scope of activity to be restrained, geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and as so modified by the court to be fully enforced.

         7. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         8. Neither this Agreement nor any interest herein may be assigned by Employee. Company may freely assign this Agreement and any and all interest herein to any "Affiliate" thereof or in connection with a transfer, directly or indirectly, of all or substantially all of its interest in the Company and its subsidiaries or the assets or business thereof but may not otherwise assign this Agreement. "Affiliate" means for any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in such Persons. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interest, by contract or otherwise). "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization including a government or any agency or political subdivision thereof.

         9. If any portion of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by applicable law.

         10. No modification or amendment of any provisions of this Agreement shall be effective, unless such modification or amendment shall be in writing and signed by a duly authorized officer of Company and by Employee. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall together constitute the Agreement. This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the matters covered hereby and supersedes all prior negotiations and written, oral or implied representations, warranties, commitments, offers, contracts and understandings between the parties with respect to such matters.

         11. All notices, demands, consents or other communications required or permitted hereunder shall be in writing (which shall include materials sent and received via facsimile) and shall be deemed to have been given when personally delivered, sent by facsimile or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:





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         If to Company:           Denali Holdings, Inc.
                                  1360 Post Oak Blvd., Suite 2470
                                  Houston, Texas 77056-3023
                                  Attention:         Ms. Cathy Smith

         If to Employee:          at the address shown on the signature page
                                  of this Agreement

or to such other person and place as a party shall furnish by notice to the other party hereto if given in the manner required above. Any notice, demand, consent or other communication given hereunder in the manner required above shall be deemed to have been effected and received as of the date hand delivered or, if mailed, three days after the date so mailed.

         12. The laws of the State of Texas will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.

         13. Except for the matters set forth in Section 3 and the rights and remedies granted to Company in Section 4 which will not be subject to this
Section 13, any controversy or claim arising out of or relating to this Agreement or any breach thereof, any transaction covered hereby, the subject matter related hereto or the enforceability hereof, whether based in whole or in part or written or oral communications, and including but not limited to, any claims based in whole or in part on negligence, fraud or similar statutes, laws or regulations, shall be resolved by binding arbitration in accordance with the provisions of this Section 13.

         (i) Except as provided herein to the contrary, the arbitration shall be conducted in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered and a confirmation order sought in any court having jurisdiction thereof; provided, however, that the arbitrator shall have no power to make any award of or for punitive damages nor shall the arbitrator amend, supplement or reform in any regard any of the rights, remedies or obligations of any party hereunder, or the enforceability of any of the terms hereof. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. Any attorney-client privilege and other protection against disclosure of privileged or confidential information including, without limitation, any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to, and may be claimed by, any such party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the arbitration provisions of this Agreement. Any arbitration shall be conducted in Houston, Texas, before a single arbitrator appointed in the manner provided below. To the extent and only to the extent that any controversy or claim arising out of or relating hereto is determined to be a non-arbitrable issue, claim or controversy under applicable law, the parties hereto agree to stay any litigation or suit relating to such non-arbitrable cause of action, controversy or claim until all other arbitrable controversies, claims and issues are resolved by binding arbitration in accordance with this Section 13. All parties hereto agree that any findings, judgments, or awards rendered by the arbitrator shall be





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binding on all parties and may not be resubmitted or litigated in any litigation, suit or proceeding relating to nonarbitrable issues.

         (ii) Any party who desires to submit an issue(s) to arbitration shall notify the other party in writing of the issue(s) to be arbitrated and a brief statement of the matter in controversy. If the parties are unable to resolve their differences within ten business days of the receipt of such notice then either party may submit that issue(s) to arbitration.

         (iii) Within 10 days of the submission of issue(s) to arbitration the parties shall meet and attempt to agree on the selection and appointment of an arbitrator. If agreement is reached as to the arbitrator within ten days after such 10-day period, then the arbitrator shall be notified of his appointment and instructed to proceed with determining the issues to be arbitrated. If the parties are unable to agree upon a single arbitrator within such ten day period, then as soon as practicable thereafter either party shall have the right to request such appointment be made by the American Arbitration Association through its Houston, Texas office in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association and the arbitrator appointed in such manner shall be the arbitrator hereunder. If the arbitrator fails, refuses or is unable to act as an arbitrator pursuant hereto, then a substitute arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as the appointment of the arbitrator so failing, refusing or unable to act.

         (iv) Any party to this Agreement may bring as summary proceedings (including, without limitation, a plea in abatement or motion to stay further proceedings) an action in court to compel arbitration of any issues, claims and controversies in accordance with this Agreement.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.


COMPANY:                          DENALI HOLDINGS, INC.



                                  By:   /s/ STEPHEN T. HARCROW
                                     -----------------------------------------
                                  Name:     Stephen T. Harcrow
                                       ---------------------------------------
                                  Title:    Chief Executive Officer
                                        --------------------------------------


EMPLOYEE:


                                  /s/ CATHY SMITH
                                  --------------------------------------------
                                  Cathy Smith
                                  Address:        P. O. Box 3693
                                                  Park City, Utah 84060





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